UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2014

Oxford Resource Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

41 South High Street, Suite 3450

Columbus, OH 43215

(Address of principal executive office) (Zip Code)

(614) 643-0314

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 16, 2014, Oxford Resource Partners LP, a Delaware limited partnership (“Oxford”), and Westmoreland Coal Company, a Delaware corporation (“Westmoreland”), entered into a Contribution Agreement (the “Contribution Agreement”) pursuant to which Westmoreland has agreed to contribute to Oxford (through Oxford Mining Company, LLC, an Ohio limited liability company and affiliate of Oxford (“Oxford Mining”)), certain fee simple interests in coal reserves and related surface lands at Westmoreland’s Kemmerer Mine located in Lincoln County, Wyoming (the “Kemmerer Coal Reserves”), which will be held by Westmoreland Kemmerer Fee Coal Holdings, LLC, a Delaware limited liability company and affiliate of Westmoreland (“WKFCH”). At closing, Westmoreland will contribute to Oxford Mining all outstanding equity interests in WKFCH and, in exchange, Oxford will issue 4,512,500 common units of Oxford to Westmoreland (on a post-split basis following the 12-to-1 reverse split of Oxford’s common and general partner units described below, assuming approval of the Fourth Amended and Restated Agreement of Limited Partnership described below).

Concurrently with the execution of the Contribution Agreement, Westmoreland entered into a Purchase Agreement (the “Purchase Agreement”) with AIM Oxford Holdings, LLC, a Delaware limited liability company (“AIM”), C&T Coal, Inc., an Ohio corporation (“C&T”), Jeffrey M. Gutman, an individual person, Daniel M. Maher, an individual person, and certain warrantholders executing the Purchase Agreement (the “Warrantholders” and, together with AIM, C&T and Messrs. Gutman and Maher, each a “Seller,” and collectively, the “Sellers”), pursuant to which Westmoreland has agreed to acquire from the Sellers, and the Sellers have agreed to sell to Westmoreland, (a) 100% of the membership interests in Oxford Resources GP, LLC, a Delaware limited liability company and the general partner of Oxford (“Oxford GP”), (b) 100% of the subordinated units of Oxford, (c) 100% of the warrants that are exercisable into membership interests in Oxford GP and (d) 100% of the warrants that are exercisable into subordinated units of Oxford (collectively, the “PA Purchases”).
The consummation of the transactions contemplated by the Contribution Agreement (the “CA Transactions”) is subject to the consummation of the PA Purchases and the execution and delivery of a coal mining lease between WKFCH, as Oxford’s wholly owned subsidiary following the closing of the CA Transactions, and Westmoreland Kemmerer, Inc., a Delaware corporation wholly owned by Westmoreland and the operator of the Kemmerer Mine (“WKI”), pursuant to which WKI will pay WKFCH a per ton royalty as it mines the Kemmerer Coal Reserves. The consummation of the CA Transactions is also subject to obtaining approval of a Fourth Amended and Restated Agreement of Limited Partnership of Oxford (the “Amended Partnership Agreement”) in order to:

•	effect a 12-to-1 reverse split of Oxford’s common and general partner units;

•
convert all of Oxford’s subordinated units into liquidation units (without any non-liquidation distribution or voting rights), with every 12 outstanding subordinated units becoming one liquidation unit (consistent with the 12-to-1 reverse split of the common and general partner units), terminate all warrants for Oxford’s subordinated units, and in connection therewith remove provisions in Oxford’s partnership agreement relating to the subordinated units, including concepts such as a subordination period (and any provisions that expressly apply only during the subordination period) and common unit arrearages;

•	waive and eliminate the cumulative common unit arrearages;

•	reset the minimum quarterly distribution to $0.1333 per unit;

•
restructure the incentive distribution rights held by Oxford’s general partner (the “IDRs”) by resetting the target distribution thresholds above which the general partner will be entitled to increasing percentages of distributions in excess of the new minimum quarterly distribution, which will result in the general partner receiving, in addition to distributions in respect of its general partner units, (i) 13% of quarterly distributions in excess of $0.1533 per unit, (ii) 23% of quarterly distributions in excess of $0.1667 per unit and (iii) 48% of quarterly distributions in excess of $0.2000 per unit;

•
suspend distributions on the IDRs for six quarters, provided that such suspension may be reduced to no less than three quarters if, during the suspension period, additional drop-down transactions aggregating greater than $35 million in enterprise value are undertaken by Westmoreland or its affiliates, acting through the general partner of Oxford, that are reasonably expected to provide accretion to per unit common unitholder distributions; and

•
provide for a one-time special distribution of additional common units to the common unitholders of Oxford, excluding certain common unitholders including AIM, C&T, the Warrantholders and Westmoreland. The distribution will be made to such common unitholders, on a pro rata basis, and will consist of an aggregate of 202,184 additional post-reverse split common units.

In connection with the completion of the transactions described above, Oxford and Oxford GP will be renamed Westmoreland Resource Partners, LP and Westmoreland Resources GP, LLC, respectively.

Oxford will file a proxy statement with the Securities and Exchange Commission (the “SEC”) seeking approval of the transactions contemplated in the Contribution Agreement, as well as approval of the Amended Partnership Agreement. As soon as reasonably practicable following distribution of the proxy statement to holders of Oxford’s common units (each a “Common Unitholder,” and collectively, the “Common Unitholders”), Oxford will duly call, give notice of, convene and hold a special meeting of the Common Unitholders and obtain written consents from the holders of Oxford’s subordinated units for the purpose of obtaining such approvals. Copies of the Contribution Agreement and the Amended Partnership Agreement will be included as annexes to the proxy statement filed with the SEC.
Additionally, in connection with the PA Purchases and the CA Transactions, Westmoreland Resource Partners, LP will enter into a new credit agreement with certain lenders to replace Oxford’s existing $175 million of credit facilities. The new credit agreement will provide for up to $295 million of senior secured first lien term loans, with $175 million funded at closing and maturing four years after closing, and the remaining $120 million available in the form of delayed draw term loans, which can be used to fund acquisitions up to 12 months after closing. The new credit agreement will also include an accordion feature to be exercised when the delayed draw feature expires, which would make available a further $150 million for use in funding acquisitions during the remaining three years of the loan, on the terms and conditions specified in the new credit agreement. However, this accordion feature will be exercisable by Westmoreland Resource Partners, LP only at the discretion of the lenders.

The PA Purchases and the CA Transactions are conditioned upon Oxford’s refinancing its existing debt as described above, as well as Westmoreland’s refinancing all of its existing debt. Additionally, the PA Purchases and the CA Transactions are subject to customary representations, warranties and covenants by each of the parties thereto. The parties have also agreed to operate their businesses in the ordinary course until the transactions are consummated. Furthermore, the Contribution Agreement has detailed provisions prohibiting Oxford from seeking an alternative proposal from a third person. Under these “non-solicitation” provisions, Oxford agreed to, and has agreed to use commercially reasonable efforts to cause its representatives to, immediately cease and cause to be terminated any discussions or negotiations with any person with respect to an alternative proposal. In the event that the Contribution Agreement is terminated under certain circumstances in connection with such an alternative proposal, Oxford would incur a termination fee payable to Westmoreland.
A copy of the Contribution Agreement will be filed as an exhibit to Oxford’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Item 8.01 Other Events.

On October 16, 2014, Oxford and Westmoreland issued a joint news release announcing that Oxford and Westmoreland had entered into the transactions described in this Current Report. A copy of the joint news release of Oxford and Westmoreland is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1    Joint News Release dated October 16, 2014.

Important Additional Information for Securityholders

In connection with the proposed transactions described above, the Registrant will file a proxy statement and other documents with the SEC. INVESTORS AND UNITHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REGISTRANT AND THE RELATED TRANSACTIONS. Unitholders may obtain copies of the proxy statement and other documents that the Registrant files with the SEC (when they are available) free of charge at the SEC's web site at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained (when available) free of charge on the Registrant’s web site at http://www.oxfordresources.com or by directing a request to Oxford Resource Partners, LP, 41 South High Street, Suite 3450, Columbus, Ohio 43215, Attention: Investor Relations.

The Registrant and the directors, executive officers and other members of its management and employees of the Registrant’s general partner may be deemed participants in the solicitation of proxies from the unitholders of the Registrant in connection with the proposed transactions. Information regarding the special interests of persons who may be deemed to be such participants in the proposed transactions will be included in the proxy statement when it becomes available. Additional information regarding the directors and executive officers of the Registrant’s general partner is also included in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2013, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents are available free of charge at the SEC’s web site at http://www.sec.gov and from Investor Relations at Oxford Resource Partners, LP as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP
	By:	Oxford Resources GP, LLC,
its general partner

Dated: October 16, 2014	By:	/s/ Bradley W. Harris
		Name:	Bradley W. Harris
		Title:	Senior Vice President, Chief Financial Officer and Treasurer